Exhibit 99.1

MAIDENFORM TO BE ACQUIRED BY HANESBRANDS FOR $23.50 PER SHARE IN CASH

Represents 23% Premium to Maidenform’s Closing Share Price on July 23

ISELIN, N.J., JULY 24, 2013 – Maidenform, Inc. (NYSE: MFB) today announced that it has entered into a definitive agreement with HanesBrands (NYSE: HBI) pursuant to which Hanes will acquire all of the outstanding shares of Maidenform for $23.50 per share in cash, representing a transaction value of approximately $575 million.  The transaction price represents a premium of approximately 23% to yesterday’s closing share price and a premium of approximately 30% to the 30-day average trading price.  The transaction, which has been unanimously approved by the Maidenform Board of Directors, is expected to close in the fourth quarter of 2013.

By combining with Hanes, Maidenform will become part of a larger, more diverse apparel company with strong cash flows and a portfolio of iconic brands, well-positioned to reach new and existing customers around the globe.  Maidenform will be able to accelerate product innovation and enhance its marketing and sales strategy to further penetrate important market segments across channels and geographies.  In addition, Hanes’ robust global infrastructure and supply chain will allow Maidenform to maximize its value to retailers and consumers.

Maurice S. Reznik, Chief Executive Officer of Maidenform, said, “Maidenform and Hanes are two companies that share rich histories, world-class and complementary brands, and promising futures.  Not only does this all-cash transaction provide our shareholders with an immediate and substantial premium, it will also provide necessary resources and infrastructure to grow our business.  This transaction is an important affirmation of the Maidenform brands, our prospects and the hard work and dedication of our team.”

Karen Rose, Chairman of Maidenform’s Board of Directors, said, “After thoroughly evaluating potential strategic options for the company, we determined that the acquisition of Maidenform by Hanes is in the best interests of our shareholders.  We are thrilled to have reached this agreement.”

Richard A. Noll, Chairman and Chief Executive Officer of Hanes, said, “We are looking forward to Maidenform joining the Hanes family.   Maidenform has great brands that consumers trust. Combining the complementary strengths of both companies creates a lot of growth opportunities.”

The transaction is subject to approval by Maidenform’s shareholders, the Hart-Scott Rodino Antitrust Improvements Act (HSR Act), and other customary closing conditions.  The transaction is not subject to any financing condition.

Guggenheim Securities is serving as exclusive financial advisor and Davis Polk & Wardwell LLP is providing legal counsel to Maidenform.

Second Quarter 2013 Earnings Results

Maidenform plans to release its second quarter 2013 earnings results on Wednesday, August 7, 2013.  In light of the pending transaction with Hanes, Maidenform will not be hosting a quarterly conference call.  Investors and other interested parties may access the press release by visiting ir.Maidenform.com and clicking on News Releases.

About Maidenform

Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established, well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During its 91-year history, Maidenform has built strong equity for its brands and established a platform for growth through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Control It!®, Fat Free Dressing®, Flexees®, Lilyette®, Bodymates®, Inspirations®, Self Expressions® and Sweet Nothings®. Maidenform products are currently distributed in approximately 63 countries and territories outside the United States.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Maidenform Brands, Inc. (“Maidenform”) will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Maidenform’s website at ir.Maidenform.com or by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via e-mail at ir@maidenform.com.

PARTICIPANTS IN THE SOLICITATION:

Maidenform and its directors, executive officers and other members of its management and employees as well as Hanesbrands Inc. (“Hanesbrands”) and its directors and officers may be deemed to be participants in the solicitation of proxies from Maidenform’s stockholders with respect to the merger. Information about Maidenform’s directors and executive officers and their ownership of Maidenform’s common stock is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013, Maidenform’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which was filed with the SEC on March 8, 2013, Maidenform’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, which was filed with the SEC on May 9, 2013, and Maidenform’s Current Report on Form 8-K filed May 17, 2013. Information about Hanesbrands’ directors and officers is set forth in the proxy statement for Hanesbrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Stockholders and investors may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Maidenform’s directors and executive officers in the merger, which may be different than those of Maidenform’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD-LOOKING STATEMENTS:
This communication and Maidenform’s and Hanesbrands’ other public pronouncements contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management’s expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to Maidenform or Hanesbrands on the date hereof. Although these expectations may change, Maidenform and Hanesbrands assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of Maidenform’s or Hanesbrands’ control, that could cause actual results to differ materially from such statements and from Maidenform’s historical results and experience. These risks and uncertainties include such things as: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, the required approvals by Maidenform’s stockholders and government or regulatory agencies; the risk that a closing condition to the proposed merger may not be satisfied; the ability of Maidenform to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger; the possibility of disruption to Maidenform’s business from the proposed merger, including increased costs and diversion of management time and resources; general economic conditions; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; and other financial, operational and legal risks and uncertainties detailed from time to time in Maidenform’s and Hanesbrands’ cautionary statements in its respective filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. For more information, see Maidenform’s and Hanesbrands’ respective filings with the SEC.

CONTACTS
Media:
Brooke Gordon/Jonathan Doorley/Jared Levy
Sard Verbinnen & Co
(212) 687-8080

Investors:
Christopher W. Vieth
Maidenform
(732) 621-2101
CVieth@Maidenform.com